EXHIBIT 10.1

PEPSICO

PENSION EQUALIZATION PLAN

(PEP)

Plan Document for the Pre-Section 409A Program

(January 1, 2005 Restatement, As Amended Through December 31, 2008)

PEPSICO PENSION EQUALIZATION PLAN

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ARTICLE V. AMOUNT OF RETIREMENT PENSION		V-1

5.1	Participant’s Pre-409A Pension	V-1

5.2	PEP Guarantee	V-4

5.3	Amount of Pre-Retirement Spouse’s Pre-409A Pension	V-10

5.4	Certain Adjustments	V-12

5.5	Excludable Employment	V-13

ARTICLE VI. DISTRIBUTION OPTIONS		VI-1

6.1	Form and Timing of Distributions	VI-1

6.2	Available Forms of Payment	VI-4

6.3	Procedures for Elections	VI-8

6.4	Special Rules for Survivor Options:	VI-11

6.5	Designation of Beneficiary	VI-12

6.6	Payment of FICA and Related Income Taxes	VI-12

ARTICLE VII. ADMINISTRATION		VII-1

7.1	Authority to Administer Plan	VII-1

7.2	Facility of Payment	VII-1

7.3	Claims Procedure	VII-1

7.4	Effect of Specific References	VII-4

ARTICLE VIII. MISCELLANEOUS		VIII-1

8.1	No guarantee of Employment	VIII-1

8.2	Nonalienation of Benefits	VIII-1

8.3	Unfunded Plan	VIII-1

8.4	Action by the Company	VIII-1

8.5	Indemnification	VIII-2

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8.6	Code Section 409A	VIII-2

8.7	Authorized Transfers	VIII-2

ARTICLE IX. AMENDMENT AND TERMINATION		IX-1

9.1	Continuation of the Plan	IX-1

9.2	Amendments	IX-1

9.3	Termination	IX-2

ARTICLE X. ERISA PLAN STRUCTURE		X-1

ARTICLE XI. APPLICABLE LAW		XI-1

ARTICLE XII. SIGNATURE		XII-1

APPENDIX Foreword		1

ARTICLE A Accruals for 1993 and 1994		A-1

ARTICLE B Plan Document Applicable to Pre-2005 Participants		B-1

ARTICLE PFS PFS Special Early Retirement Benefit		PFS-1

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ARTICLE I.

Foreword

The PepsiCo Pension Equalization Plan (“PEP” or “Plan”) has been established by PepsiCo for the benefit of salaried employees of the PepsiCo Organization who participate in the PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”). PEP provides benefits for eligible employees whose pension benefits under the Salaried Plan are limited by the provisions of the Internal Revenue Code of 1986, as amended. In addition, PEP provides benefits for certain eligible employees based on the pre-1989 Salaried Plan formula.

The Plan was last amended and restated in its entirety effective as of January 1, 1989; that amended and restated Plan document applies to employees who receive Credited Service on or after that date. The provisions of the Plan in effect prior to January 1, 1989 govern the rights and benefits of employees whose Credited Service ended before that date (and as necessary, before the effective date of any provision with a different pre-1989 effective date).

This document is effective as of January 1, 2005 (the “Effective Date”), and it generally retains without modification the provisions of the prior restatement. However, it has been clarified in various respects to reflect that it sets forth the terms of the Plan applicable to benefits that are grandfathered under Section 409A, i.e., generally, benefits that are both earned and vested on or before December 31, 2004 (the “Pre-409A Program”). All benefits under the Plan that are earned or vested after that date shall be governed by the Plan Document for the Section 409A Program (the “409A Program”). Together, this document and the document for the 409A Program describe the terms of a single plan, and this document has been modified to clarify (without any material modification) the integration of the Pre-409A Program with the

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409A Program. However, amounts subject to the terms of this Pre-409A Program and amounts subject to the terms of the 409A Program shall be tracked separately at all times. The preservation of the terms of the Pre-409A Program, without material modification, and the separation between the 409A Program amounts and the Pre-409A Program amounts are intended to be sufficient to permit the Pre-409A Program to remain exempt from Section 409A as a program of grandfathered benefits.

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ARTICLE II.

Definitions and Construction

2.1 Definitions: This section provides definitions for certain words and phrases listed below. These definitions can be found on the pages indicated.

(ll)	Primary Social Security Amount	II-7
(mm)	Pre-2005 Participant
(nn)	Qualified Joint and Survivor Annuity	II-9
(oo)	Retirement	II-9
(pp)	Retirement Date	II-9
(qq)	Retirement Pension	II-9
(rr)	Salaried Plan	II-9
(ss)	Section 409A	II-9
(tt)	Service	II-10
(uu)	75 Percent Survivor Annuity	II-10
(vv)	Severance from Service Date	II-10
(ww)	Single Life Annuity	II-10
(xx)	Single Lump Sum	II-10
(yy)	Social Security Act	II-10
(zz)	Taxable Wage Base	II-10
(aaa)	Vested Pension	II-10

Where the following words and phrases, in boldface and underlined, appear in this Plan with initial capitals they shall have the meaning set forth below, unless a different meaning is plainly required by the context.

(a) Accrued Benefit: The Pension payable at Normal Retirement Date determined in accordance with Article V, based on the Participant’s Highest Average Monthly Earnings and Credited Service at the date of determination.

(b) Actuarial Equivalent: Except as otherwise specifically set forth in the Plan or any Appendix to the Plan with respect to a specific benefit determination, a benefit of equivalent value computed on the basis of the factors set forth below. The application of the following assumptions to the computation of benefits payable under the Plan shall be done in a uniform and consistent manner. In the event the Plan is amended to provide new rights, features or benefits, the following actuarial factors shall not apply to these new elements unless specifically adopted by the amendment.

(1) Annuities and Inflation Protection: To determine the amount of a Pension payable in the form of a Qualified Joint and Survivor Annuity or optional form of survivor annuity, or as an annuity with inflation protection, the factors applicable for such purposes under the Salaried Plan shall apply. However, in determining a Pre-409A Pension, no change occurring on or after the Effective Date in the basis for determining the amount of an annuity form of payment from that in effect as of December 31, 2004 shall be taken into account to the extent it would result in a larger annuity (but this sentence shall not apply for purposes of Section 5.1(b)(3), relating to the “Limit on the Pre-409A Pension Benefit”).

(2) Lump Sums: To determine the lump sum value of a Pension, or a Pre-Retirement Spouse’s Pension under Section 4.6, the factors applicable for such purposes under the Salaried Plan shall apply, except that when the term “PBGC Rate” is used in the Salaried Plan in this context it shall mean “PBGC Rate” as defined in this Plan. However, in determining a Pre-409A Pension, no change occurring on or after the Effective Date in the basis for determining lump sums from that in effect as of December 31, 2004 shall be taken into account to the extent that it would result in a larger lump sum (but this sentence shall not apply for purposes of Section 5.1(b)(3), relating to the “Limit on the Pre-409A Pension Benefit”).

(3) Other Cases: To determine the adjustment to be made in the Pension payable to or on behalf of a Participant in other cases, the factors are those applicable for such purpose under the Salaried Plan. However, in determining a Pre-409A Pension, no change occurring on or after the Effective Date in such factors from those in effect as of December 31, 2004 shall be taken into account to the extent that it would result in a larger pension (but this sentence shall not apply for purposes of Section 5.1(b)(3), relating to the “Limit on the Pre-409A Pension Benefit”).

(c) Advance Election: A Participant’s election to receive his Pre-409A Retirement Pension as a Single Lump Sum or an Annuity, made in compliance with the requirements of Section 6.3.

(d) Annuity: A Pension payable as a series of monthly payments for at least the life of the Participant.

(e) Annuity Starting Date: The Annuity Starting Date shall be the first day of the first period for which an amount is payable under this Plan as an annuity or in any other form. A Participant who: (1) is reemployed after his initial Annuity Starting Date, and (2) is entitled to benefits hereunder after his reemployment, shall have a subsequent Annuity Starting Date for such benefits only to the extent provided in Section 6.3(d).

(f) Authorized Leave of Absence: Any absence authorized by an Employer under the Employer’s standard personnel practices, whether paid or unpaid.

(g) Code: The Internal Revenue Code of 1986, as amended from time to time.

(h) Company: PepsiCo, Inc., a corporation organized and existing under the laws of the State of North Carolina or its successor or successors.

(i) Covered Compensation: “Covered Compensation” as that term is defined in the Salaried Plan.

(j) Credited Service: The period of a Participant’s employment, calculated in accordance with Section 3.3, which is counted for purposes of determining the amount of benefits payable to, or on behalf of, the Participant.

(k) Disability Retirement Pension: The Retirement Pension available to a Participant under Section 4.5.

(l) Early Retirement Pension: The Retirement Pension available to a Participant under Section 4.2.

(m) Effective Date: The date upon which this document for the Pre-409A Program is generally effective, January 1, 2005. Certain identified provisions of the Plan may be effective on different dates, to the extent noted herein.

(n) Eligible Spouse: The spouse of a Participant to whom the Participant is married on the earlier of the Participant’s Annuity Starting Date or the date of the Participant’s death.

(o) Employee: An individual who qualifies as an “Employee” as that term is defined in the Salaried Plan.

(p) Employer: An entity that qualifies as an “Employer” as that term is defined in the Salaried Plan.

(q) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

(r) FICA Amount: The Participant’s share of the Federal Insurance Contributions Act (FICA) tax imposed on the 409A Pension and Pre-409A Pension of the Participant under Code Sections 3101, 3121(a) and 3121(v)(2).

(s) 409A Program: The portion of the Plan that governs deferrals that are subject to Section 409A. The terms of the 409A Program are set forth in a separate document (or separate set of documents).

(t) Highest Average Monthly Earnings: “Highest Average Monthly Earnings” as that term is defined in the Salaried Plan, but without regard to the limitation imposed by section 401(a)(17) of the Code (as such limitation is interpreted and applied under the Salaried Plan).

(u) Late Retirement Date: The Late Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s actual Retirement Date occurring after his Normal Retirement Age.

(v) Late Retirement Pension: The Retirement Pension available to a Participant under Section 4.4.

(w) Normal Retirement Age: The Normal Retirement Age under the Plan is age 65 or, if later, the age at which a Participant first has 5 Years of Service.

(x) Normal Retirement Date: A Participant’s Normal Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s Normal Retirement Age.

(y) Normal Retirement Pension: The Retirement Pension available to a Participant under Section 4.1.

(z) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

(aa) PBGC: The Pension Benefit Guaranty Corporation, a body corporate within the Department of Labor established under the provisions of Title IV of ERISA.

(bb) PBGC Rate: The PBGC Rate is 120 percent of the interest rate, determined on the Participant’s Annuity Starting Date, that would be used by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination.

(cc) Pension: One or more payments that are payable to a person who is entitled to receive benefits under the Plan. The term “Pre-409A Pension” shall be used to refer to the portion of a Pension that is derived from the Pre-409A Program. The term “409A Pension” shall be used to refer to the portion of a Pension that is derived from the 409A Program.

(dd) PEP Election: A Participant’s election to receive his Pre-409A Retirement Pension in one of the Annuity forms available under Section 6.2, made in compliance with the requirements of Sections 6.3 and 6.4.

(ee) PepsiCo Organization: The controlled group of organizations of which the Company is a part, as defined by Code section 414 and regulations issued thereunder. An entity shall be considered a member of the PepsiCo Organization only during the period it is one of the group of organizations described in the preceding sentence.

(ff) Plan: The PepsiCo Pension Equalization Plan, the Plan set forth herein and in the 409A Program document(s), as the Plan may be amended from time to time (subject to the limitations on amendment that are applicable hereunder and under the 409A Program). The Plan is also sometimes referred to as PEP, or as the PepsiCo Pension Benefit Equalization Plan.

(gg) Plan Administrator: The PepsiCo Administration Committee (PAC), which shall have authority to administer the Plan as provided in Article VII.

(hh) Plan Year: The 12-month period commencing on January 1 and ending on December 31.

(ii) Post-2004 Participant: Any Participant who is not a Pre-2005 Participant.

(jj) Pre-409A Program: The program described in this document (and as necessary, predecessor documents to this document that are described in the Foreword). The term “Pre-409A Program” is used to identify the portion of the Plan that is not subject to Section 409A.

(kk) Pre-Retirement Spouse’s Pension: The Pension available to an Eligible Spouse under the Plan. The term “Pre-Retirement Spouse’s Pre-409A Pension” shall be used to refer to the Pension available to an Eligible Spouse under Section 4.6 of this document.

(ll) Pre-2005 Participant: A Participant who is not employed by the PepsiCo Organization after December 31, 2004, and whose rights to a Pension are solely based on the legally binding rights (i) that he had on (or before) December 31, 2004, and (ii) that were not materially modified after October 3, 2004.

(mm) Primary Social Security Amount: In determining Pension amounts, Primary Social Security Amount shall mean:

(1) For purposes of determining the amount of a Retirement, Vested or Pre-Retirement Spouse’s Pension, the Primary Social Security Amount shall be the estimated monthly amount that may be payable to a Participant commencing at age 65 as an old-age insurance benefit under the provisions of Title II of the Social Security Act, as amended. Such estimates of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the following assumptions:

(i) That the Participant’s social security wages in any year prior to Retirement or severance are equal to the Taxable Wage Base in such year, and

(ii) That he will not receive any social security wages after Retirement or severance.

However, in computing a Vested Pension under Formula A of Section 5.2, the estimate of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the assumption that he continued to receive social security wages until age 65 at the same rate as the Taxable Wage Base in effect at his severance from employment. For purposes of this subsection, “social security wages” shall mean wages within the meaning of the Social Security Act.

(2) For purposes of determining the amount of a Disability Pension, the Primary Social Security Amount shall be (except as provided in the next sentence) the initial monthly amount actually received by the disabled

Participant as a disability insurance benefit under the provisions of Title II of the Social Security Act, as amended and in effect at the time of the Participant’s retirement due to disability. Notwithstanding the preceding sentence, for any period that a Participant receives a Disability Pension before receiving a disability insurance benefit under the provisions of Title II of the Social Security Act, then the Participant’s Primary Social Security Amount for such period shall be determined pursuant to paragraph (1) above.

(3) For purposes of paragraphs (1) and (2), the Primary Social Security Amount shall exclude amounts that may be available because of the spouse or any dependent of the Participant or any amounts payable on account of the Participant’s death. Estimates of Primary Social Security Amounts shall be made on the basis of the Social Security Act as in effect at the Participant’s Severance from Service Date, without regard to any increases in the social security wage base or benefit levels provided by such Act which take effect thereafter.

(nn) Qualified Joint and Survivor Annuity: An Annuity which is payable to the Participant for life with 50 percent of the amount of such Annuity payable after the Participant’s death to his surviving Eligible Spouse for life. If the Eligible Spouse predeceases the Participant, no survivor benefit under a Qualified Joint and Survivor Annuity shall be payable to any person. The amount of a Participant’s monthly payment under a Qualified Joint and Survivor Annuity shall be reduced to the extent provided in sections 5.1 and 5.2, as applicable.

(oo) Retirement: Termination of employment for reasons other than death after a Participant has fulfilled the requirements for either a Normal, Early, Late, or Disability Retirement Pension under Article IV.

(pp) Retirement Date: The date on which a Participant’s Retirement is considered to commence. Retirement shall be considered to commence on the day immediately following: (i) a Participant’s last day of employment, or (ii) the last day of an Authorized Leave of Absence, if later. Notwithstanding the preceding sentence, in the case of a Disability Pre-409A Retirement Pension, Retirement shall be considered as commencing on the Participant’s retirement date applicable for such purpose under the Salaried Plan.

(qq) Retirement Pension: The Pension payable to a Participant upon Retirement under the Plan. The term “Pre-409A Retirement Pension” shall be used to refer to the portion of a Retirement Pension that is derived from the Pre-409A Program. The term “409A Retirement Pension” shall be used to refer to the portion of a Retirement Pension that is derived from the 409A Program.

(rr) Salaried Plan: The PepsiCo Salaried Employees Retirement Plan, as it may be amended from time to time.

(ss) Section 409A: Section 409A of the Code.

(tt) Service: The period of a Participant’s employment calculated in accordance with Section 3.2 for purposes of determining his entitlement to benefits under the Plan.

(uu) 75 Percent Survivor Annuity: An Annuity which is payable to the Participant for life with 75 percent of the amount of such Annuity payable after the

Participant’s death to his surviving Eligible Spouse for life. If the Eligible Spouse predeceases the Participant, no survivor benefit under a 75 Percent Survivor Annuity shall be payable to any person. The amount of a Participant’s monthly payment under a 75 Percent Survivor Annuity shall be reduced to the extent provided in sections 5.1 and 5.2, as applicable.

(vv) Severance from Service Date: The date on which an Employee’s period of service is deemed to end, determined in accordance with Article III of the Salaried Plan.

(ww) Single Life Annuity: A level monthly Annuity payable to a Participant for his life only, with no survivor benefits to his Eligible Spouse or any other person.

(xx) Single Lump Sum: The distribution of a Participant’s total Pre-409A Pension in the form of a single payment.

(yy) Social Security Act: The Social Security Act of the United States, as amended, an enactment providing governmental benefits in connection with events such as old age, death and disability. Any reference herein to the Social Security Act (or any of the benefits provided thereunder) shall be taken as a reference to any comparable governmental program of another country, as determined by the Plan Administrator, but only to the extent the Plan Administrator judges the computation of those benefits to be administratively feasible.

(zz) Taxable Wage Base: The contribution and benefit base (as determined under section 230 of the Social Security Act) in effect for the Plan Year.

(aaa) Vested Pension: The Pension available to a Participant under Section 4.3. The term “Pre-409A Vested Pension” shall be used to refer to the portion of a Vested Pension that is derived from the Pre-409A Program. The term “409A Vested Pension” shall be used to refer to the portion of a Vested Pension that is derived from the 409A Program.

2.2 Construction: The terms of the Plan shall be construed in accordance with this section.

(a) Gender and Number: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

(b) Compounds of the Word “Here”: The words “hereof”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section.

(c) Examples: Whenever an example is provided or the text uses the term “including” followed by a specific item or items, or there is a passage having a similar effect, such passages of the Plan shall be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limits on its breadth of application).

(d) Subdivisions of the Plan Document: This Plan document is divided and subdivided using the following progression: articles, sections, subsections, paragraphs, subparagraphs, and clauses, and sub-clauses. Articles are designated by capital roman numerals. Sections are designated by Arabic numerals containing a decimal point. Subsections are designated by lower-case letters in parentheses.

Paragraphs are designated by Arabic numerals in parentheses. Subparagraphs are designated by lower-case roman numerals in parentheses. Clauses are designated by upper-case letters in parentheses. Sub-clauses are designated by upper-case roman numerals in parentheses. Any reference in a section to a subsection (with no accompanying section reference) shall be read as a reference to the subsection with the specified designation contained in that same section. A similar rule shall apply with respect to paragraph references within a subsection and subparagraph references within a paragraph.

ARTICLE III.

Participation and Service

3.1 Participation: An Employee shall be a Participant in the Plan during the period:

(a) When he would be currently entitled to receive a Pension under the Plan if his employment terminated at such time, or

(b) When he would be so entitled but for the vesting requirement of Section 4.7.

It is expressly contemplated that an Employee, who is entitled to receive a Pension under the Plan as of a particular time, may subsequently cease to be entitled to receive a Pension under the Plan.

3.2 Service: A Participant’s entitlement to a Pension and to a Pre-Retirement Spouse’s Pension for his Eligible Spouse shall be determined under Article IV based upon his period of Service. A Participant’s period of Service shall be determined under Article III of the Salaried Plan.

3.3 Credited Service: The amount of a Participant’s Pension and a Pre-Retirement Spouse’s Pension shall be based upon the Participant’s period of Credited Service, as determined under Article III of the Salaried Plan.

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ARTICLE IV.

Requirements for Benefits

A Participant shall be entitled to receive a Pre-409A Pension and a surviving Eligible Spouse shall be entitled to certain survivor benefits as provided in this Article. The amount of any such Pre-409A Pension or survivor benefit shall be determined in accordance with Article V.

4.1 Normal Pre-409A Retirement Pension: A Participant shall be eligible for a Normal Pre-409A Retirement Pension if he meets the requirements for a Normal Retirement Pension in Section 4.1 of the Salaried Plan (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.1 shall be fixed as of December 31, 2004.

4.2 Early Pre-409A Retirement Pension: A Participant shall be eligible for an Early Pre-409A Retirement Pension if he meets the requirements for an Early Retirement Pension in Section 4.2 of the Salaried Plan (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.2 shall be fixed as of December 31, 2004.

4.3 Pre-409A Vested Pension: A Participant who is vested under Section 4.7 shall be eligible to receive a Pre-409A Vested Pension if his employment in an eligible classification under the Salaried Plan is terminated before he is eligible for a Normal Pre-409A

Retirement Pension or an Early Pre-409A Retirement Pension (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account). A Participant who terminates employment prior to satisfying the vesting requirement in Section 4.7 shall not be eligible to receive a Pension under this Plan. In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.3 shall be fixed as of December 31, 2004.

4.4 Late Pre-409A Retirement Pension: A Participant who continues employment after his Normal Retirement Age shall not receive a Pension until his Late Retirement Date. Thereafter, a Participant shall be eligible for a Late Pre-409A Retirement Pension determined in accordance with Section 4.4 of the Salaried Plan (except that the following shall not be taken into account – (i) any change occurring on or after the Effective Date in the requirements of such section from those in effect as of December 31, 2004, (ii) any requirement for notice of suspension under ERISA section 203(a)(3)(B), or (iii) any adjustment as under Section 5.7(d) of the Salaried Plan). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.4 shall be fixed as of December 31, 2004.

4.5 Pre-409A Disability Pension: A Participant shall be eligible for a Pre-409A Disability Pension if he meets the requirements for a Disability Pension under the Salaried Plan (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension under this Section 4.5, the Participant’s status under this Section 4.5 shall be fixed as of December 31, 2004.

4.6 Pre-Retirement Spouse’s Pre-409A Pension: A Pre-Retirement Spouse’s Pre-409A Pension is payable under this section only in the event the Participant dies prior to his Annuity Starting Date. Any Pre-Retirement Spouse’s Pre-409A Pension payable under this section shall commence as of the same time as the corresponding pre-retirement spouse’s pension under the Salaried Plan (except that no change occurring on or after the Effective Date in the Salaried Plan’s requirements for such pension, from those in effect as of December 31, 2004, shall be taken into account), subject to Section 4.9.

(a) Active, Disabled and Retired Employees: A Pre-Retirement Spouse’s Pre-409A Pension shall be payable under this subsection to a Participant’s Eligible Spouse (if any) who is entitled under the Salaried Plan to a pre-retirement spouse’s pension for survivors of active, disabled and retired employees (but if the Participant dies after December 31, 2004, this subsection shall only apply if the Participant had met the eligibility requirements for a Retirement Pension on December 31, 2004). The amount of such Pension shall be determined in accordance with the provisions of Section 5.3.

(b) Vested Employees: A Pre-Retirement Spouse’s Pre-409A Pension shall be payable under this subsection to a Participant’s Eligible Spouse (if any) who is entitled under the Salaried Plan to the pre-retirement spouse’s pension for survivors of vested terminated Employees (but if the Participant dies after December 31, 2004, this subsection shall apply if the Participant had met the requirements for a Vested Pension, but not those for a Retirement Pension, on December 31, 2004). The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.3. If pursuant to this Section 4.6(b) a Participant has Pre-Retirement Spouse’s coverage in effect for his Eligible Spouse, any Pension calculated for the Participant under

Section 5.2(b) shall be reduced for each year such coverage is in effect by the applicable percentage set forth below (based on the Participant’s age at the time the coverage is in effect) with a pro rata reduction for any portion of a year. No reduction shall be made for coverage in effect within the 90-day period following a Participant’s termination of employment.

Attained Age	Annual Charge
Up to 35.0%
35 — 39.075%
40 — 44.1%
45 — 49.175%
50 — 54.3%
55 — 59.5%
60 — 64.5%

4.7 Vesting: A Participant shall be fully vested in, and have a nonforfeitable right to, his Accrued Benefit at the time he becomes fully vested in his accrued benefit under the Salaried Plan.

4.8 Time of Payment: The distribution of a Participant’s Pre-409A Pension shall commence as of the time specified in Section 6.1.

4.9 Cashout Distributions: Notwithstanding the availability or applicability of a different form of payment under Article VI, the following rules shall apply in the case of certain small benefit Annuity payments:

(a) Distribution of Participant’s Pension: If on the applicable benefit commencement date the Actuarial Equivalent lump sum value of the Participant’s PEP Pension is equal to or less than $15,000 ($10,000 in the case of a Pre-2005 Participant), the Plan Administrator shall distribute to the Participant such lump sum value of the Participant’s PEP Pension. The portion of such lump sum that represents the Participant’s

Pre-409A Pension shall be paid pursuant to the terms of this Pre-409A Program. The applicable benefit commencement date shall be the commencement date of any 409A Pension to which the Participant is entitled or, in the event the Participant is not entitled to a 409A Pension, the first of the month following the Participant’s termination of employment date (however, if the lump sum value as of that date is too great to make the distribution, but the lump sum value is not too great as of his Annuity Starting Date under the terms of this Pre-409A Program, such Annuity Starting Date shall be the applicable commencement date.

(b) Distribution of Pre-Retirement Spouse’s Pension Benefit: If on the Eligible Spouse’s applicable benefit commencement date, the Actuarial Equivalent lump sum value of the PEP Pre-Retirement Spouse’s Pension to be paid is equal to or less than $15,000 ($10,000 in the case of a Pre-2005 Participant), the Plan Administrator shall distribute to the Eligible Spouse such lump sum value of the PEP Pre-Retirement Spouse’s Pension. The portion of such lump sum that represents the Eligible Spouse’s Pre-Retirement Spouse’s Pre-409A Pension shall be paid pursuant to the terms of this Pre-409A Program. The applicable benefit commencement date shall be the commencement date of any Pre-Retirement Spouse’s 409A Pension to which the Eligible Spouse is entitled or, in the event the Eligible Spouse is not entitled to a Pre-Retirement Spouse’s 409A Pension, the first of the month following the Participant’s death (however, if the lump sum value as of that date is too great to make the distribution, but the lump sum value is not too great as of the date that would be the Eligible Spouse’s benefit commencement date under the terms of this Pre-409A Program, such benefit commencement date shall be the applicable commencement date).

Any lump sum distributed under this section shall be in lieu of the Pension that otherwise would be distributable to the Participant or Eligible Spouse hereunder.

4.10 Reemployment of Certain Participants: In the case of a current or former Participant who is reemployed and is eligible to reparticipate in the Salaried Plan after his Annuity Starting Date, payment of his Pre-409A Pension will be suspended if payment of his Salaried Plan pension is suspended (or if payment would have been suspended pursuant to such provisions if (i) it were already in pay status, and (ii) changes in the Salaried Plan terms that occur after December 31, 2004 were disregarded). Thereafter, his Pre-409A Pension shall recommence at the time determined under Section 6.1 (even if the suspension of his Salaried Plan pension ceases earlier).

ARTICLE V.

Amount of Retirement Pension

When a Pension becomes payable to or on behalf of a Post-2004 Participant under this Plan, the amount of such Pre-409A Pension shall be determined under Section 5.1 or 5.3 (whichever is applicable), subject to any adjustments required under Sections 4.6(b), 5.4 and 5.5. In the case of a Pre-2005 Participant, the amount of such Participant’s Pre-409A Pension (or a Pre-Retirement Spouse’s Pre-409A Pension payable on his behalf) shall be determined as provided in Article B of the Appendix.

5.1 Participant’s Pre-409A Pension

(a) Calculating the Pre-409A Pension: In the case of a Post-2004 Participant, such Participant’s Pre-409A Pension shall be calculated as follows (on the basis specified in subsection (b) below and using the definitions appearing in subsection (c) below):

(1) His Total Pension, reduced by

(2) His Salaried Plan Pension.

(b) Basis for Determining: The Pre-409A Pension Benefit amount in subsection (a) above shall be the greater of the amount determined on the basis set forth in paragraph (1) or (2) below, but never more than the limitation specified in paragraph (3) below:

(1) Present Value Method: The Pre-409A Pension Benefit amount under this paragraph shall be determined initially as a present value of the

Participant’s benefit under subsection (a) as of December 31, 2004 (determined as if the Participant voluntarily terminated on that date without cause, received a payment on the earliest possible commencement date (“Earliest Date”) thereafter, and such payment was in the form with the maximum value available to the Participant in connection with a termination at such time), using the Actuarial Equivalent lump sum factors in effect on such date (“2004 Lump Sum Factors”) to determine the present value. Such present value amount shall then be increased, if the Participant had not yet attained the Participant’s Earliest Date as of December 31, 2004, for both interest and survivorship through such Earliest Date, using the 2004 Lump Sum Factors.

(2) Accrued Benefit Method: The Pre-409A Pension Benefit amount under this paragraph shall be based on the Participant’s Accrued Benefit as of December 31, 2004, but with such Accrued Benefit amount reduced for early commencement (where applicable based on the Participant’s actual Annuity Starting Date for his Pre-409A Pension), based upon the reduction factors for early commencement applicable to the Participant’s status as eligible for a retirement benefit (under Section 4.2) or a vested benefit (under Section 4.3), whichever applies.

(3) Limit on the Pre-409A Pension Benefit: Notwithstanding paragraph (1) or (2) above, a Participant’s Pre-409A Pension Benefit amount shall never exceed the Participant’s Total Pension reduced by his Salaried Plan Pension, with each calculated as of the actual Annuity Starting Date of

Participant’s Pre-409A Pension. For purposes of this paragraph (3), the provisions of Article IV that freeze the Participant’s status as of December 31, 2004 (or consider only the status on such date), and the provisions of this document that bar taking into account Plan changes that are effective after December 31, 2004 shall not be taken into account.

(c) Definitions: The following definitions apply for purposes of this section.

(1) A Participant’s “Total Pension” means the greater of:

(i) The amount of the Participant’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of the Salaried Plan (relating to benefits that are deferred beyond the Participant’s Normal Retirement Date); or

(ii) The amount (if any) of the Participant’s PEP Guarantee under Section 5.2.

For purposes of subsection (b)(1) and (2), the determination in clause (i) and (ii) above shall be made (except, in the case of subsection (b)(2), with respect to early commencement reductions, which shall be made as of the Annuity Starting Date) as of December 31, 2004, and (except to the extent the provisions of the Plan specifically authorize taking into account subsequent changes) shall be made on the basis of the terms of the Salaried Plan without taking into account changes after December 31, 2004. As necessary to ensure the Participant’s receipt of a “greater of” benefit, the foregoing comparison between clause (i) and clause (ii) shall be made by reflecting, as applicable, the relative value of forms of payment.

(2) A Participant’s “Salaried Plan Pension” means the amount of the Participant’s pension determined under the terms of the Salaried Plan. For purposes of subsection (b)(1) and (2), the determination of a Participant’s Salaried Plan Pension shall be made (except, in the case of subsection (b)(2), with respect to early commencement reductions, which shall be made as of the Annuity Starting Date) as of December 31, 2004, and (except to the extent the provisions of the Plan specifically authorize taking into account subsequent changes) shall be made on the basis of the terms of the Salaried Plan without taking into account changes after December 31, 2004.

5.2 PEP Guarantee: A Post-2004 Participant who is eligible under subsection (a) below shall be entitled to a PEP Guarantee benefit determined under subsection (b) below. In the case of Participants who are not eligible under subsection (a), the PEP Guarantee shall not apply.

(a) Eligibility: A Participant shall be covered by this section if the Participant has 1988 pensionable earnings from an Employer of at least $75,000. For purposes of this section, “1988 pensionable earnings” means the Participant’s remuneration for the 1988 calendar year, within the meaning of the Salaried Plan as in effect in 1988. “1988 pensionable earnings” does not include remuneration from an entity attributable to any period when that entity was not an Employer.

(b) PEP Guarantee Formula: The amount of a Participant’s PEP Guarantee shall be determined under the applicable formula in paragraph (1), subject to the special rules in paragraph (2).

(1) Formulas: The amount of a Participant’s Pension under this paragraph shall be determined in accordance with subparagraph (i) below. However, if the Participant was actively employed by the PepsiCo Organization in a classification eligible for the Salaried Plan prior to July 1, 1975, the amount of his Pension under this paragraph shall be the greater of the amounts determined under subparagraphs (i) and (ii), provided that subparagraph (ii)(B) shall not apply in determining the amount of a Vested Pension.

(i) Formula A: The Pension amount under this subparagraph shall be:

(A) 3 percent of the Participant’s Highest Average Monthly Earnings for the first 10 years of Credited Service, plus

(B) 1 percent of the Participant’s Highest Average Monthly Earnings for each year of Credited Service in excess of 10 years, less

(C) 1-2/3 percent of the Participant’s Primary Social Security Amount multiplied by years of Credited Service not in excess of 30 years.

In determining the amount of a Vested Pension under this Formula A, the Pension shall first be calculated on the basis of (I) the Credited Service the Participant would have earned had he remained in the employ of the Employer until his Normal Retirement Age, and (II) his Highest Average Monthly Earnings and Primary Social Security Amount at his Severance from Service Date, and then shall be reduced by multiplying the resulting amount by a fraction, the numerator of which is the Participant’s actual years of Credited Service on his Severance from Service Date (or December 31, 2004, if earlier) and the denominator of which is the years of Credited Service he would have earned had he remained in the employ of an Employer until his Normal Retirement Age.

(ii) Formula B: The Pension amount under this subparagraph shall be the greater of (A) or (B) below:

(A) 1-1/2 percent of Highest Average Monthly Earnings times the number of years of Credited Service, less 50 percent of the Participant’s Primary Social Security Amount, or

(B) 3 percent of Highest Average Monthly Earnings times the number of years of Credited Service up to 15 years, less 50 percent of the Participant’s Primary Social Security Amount.

In determining the amount of a Disability Pension under Formula A or B above, the Pension shall be calculated on the basis of the Participant’s Credited Service

(determined in accordance with Section 3.3(d)(3) of the Salaried Plan, as in effect on December 31, 2004), and his Highest Average Monthly Earnings and Primary Social Security Amount at the date of disability (or as of such earlier date as may apply under Section 5.1(b)).

(2) Calculation: The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:

(i) Surviving Eligible Spouse’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Participant has an Eligible Spouse, the Participant’s Eligible Spouse shall be entitled to receive a survivor annuity equal to 50 percent of the Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Participant. Annuity payments to a surviving Eligible Spouse shall begin on the first day of the month coincident with or following the Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s death. If the Eligible Spouse is more than 10 years younger than the Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.

(A) For each full year more than 10 but less than 21 that the surviving Eligible Spouse is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by 0.8 percent.

(B) For each full year more than 20 that the surviving Eligible Spouse is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by an additional 0.4 percent.

(ii) Reductions: The following reductions shall apply in determining a Participant’s PEP Guarantee.

(A) If the Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Participant would attain his Normal Retirement Date.

(B) If the Participant is entitled to a Vested Pension, the payment amount shall be reduced to the Actuarial Equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the Section 4.6(b) reductions for any Pre-Retirement Spouse’s coverage shall apply.

(C) This clause applies if the Participant will receive his Pension in a form that provides an Eligible Spouse benefit, continuing for the life of the surviving spouse, that is greater than that provided under subparagraph (i). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of the Pension otherwise payable under the foregoing provisions of this section.

(D) This clause applies if the Participant will receive his Pension in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse. In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of a Single Life Annuity for the Participant’s life.

(E) This clause applies if the Participant will receive his Pension in a Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of the elected Annuity without such protection.

(iii) Lump Sum Conversion: The amount of the Retirement Pension determined under this section for a Participant whose Retirement Pension will be distributed in the form of a lump sum shall be the Actuarial Equivalent of the Participant’s PEP Guarantee determined under this section, taking into account the value of any survivor benefit under subparagraph (i) above and any early retirement reductions under subparagraph (ii)(A) above.

5.3 Amount of Pre-Retirement Spouse’s Pre-409A Pension: The monthly amount of the Pre-Retirement Spouse’s Pre-409A Pension payable to a surviving Eligible Spouse of a Post-2004 Participant under Section 4.6 shall be determined under subsection (a) below.

(a) Calculation: An Eligible Spouse’s Pre-Retirement Spouse’s Pre-409A Pension shall be equal to:

(1) The Eligible Spouse’s Total Pre-Retirement Spouse’s Pension, reduced by

(2) The Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension.

(b) Definitions: The following definitions apply for purposes of this section.

(1) An Eligible Spouse’s “Total Pre-Retirement Spouse’s Pension” means the greater of:

(i) The amount of the Eligible Spouse’s pre-retirement spouse’s pension determined under the principles and limitations of Section 5.1(b) and under the terms of the Salaried Plan in effect on December 31, 2004 (except as otherwise applicable under Section 5.1(b)), but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of the Salaried Plan (relating to benefits that are deferred beyond the Participant’s Normal Retirement Date); or

(ii) The amount (if any) of the Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension determined under the principles and limitations of Section 5.1(b) and under subsection (c).

In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific time of payment applicable to the Eligible Spouse.

(2) An “Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension” means the Pre-Retirement Spouse’s Pension that would be payable to the Eligible Spouse under the principles and limitations of Section 5.1(b) under the terms of the Salaried Plan in effect on December 31, 2004 (except as otherwise applicable under Section 5.1(b)).

(c) PEP Guarantee Pre-Retirement Spouse’s Pension: An Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to the PEP Guarantee (if any) that would have been available to the Participant under Section 5.2.

(1) Normal Rule: The Pre-Retirement Spouse’s Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Participant had:

(i) Separated from service on the earliest of the date of death, his actual Severance from Service Date;

(ii) Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre-Retirement Spouse’s Pension are to commence; and

(iii) Died on the day immediately following such commencement.

If payment of a Pre-Retirement Spouse’s Pension under this paragraph commences or is deemed to commence prior to the date which would have been the Participant’s Normal Retirement Date, appropriate reductions for early commencement shall be applied to the Qualified Joint and Survivor Annuity upon which the Pre-Retirement Spouse’s Pension is based.

(2) Special Rule for Active and Disabled Employees: Notwithstanding paragraph (1) above, the Pre-Retirement Spouse’s Pension paid on behalf of a Participant described in Section 4.6(a) shall not be less than an amount equal to 25 percent of such Participant’s PEP Guarantee determined under Section 5.2 in accordance with the principles and limitations of Section 5.1(b) (if a comparable 25 percent benefit is available on behalf of the Participant under the Salaried Plan). A Pre-Retirement Spouse’s Pension under this paragraph is not reduced for early commencement.

5.4 Certain Adjustments: Pensions determined under the foregoing sections of this Article are subject to adjustment as provided in this section. For purposes of this section,

“specified plan” shall mean the Salaried Plan or a nonqualified pension plan similar to this Plan. A nonqualified pension plan is similar to this Plan if it is sponsored by a member of the PepsiCo Organization and if its benefits are not based on participant pay deferrals.

(a) Adjustments for Rehired Participants: This subsection shall apply to a current or former Participant who is reemployed after his Annuity Starting Date and whose benefit under the Salaried Plan is recalculated based on an additional period of Credited Service. In the event of any such recalculation, the Participant’s PEP Pension shall also be recalculated hereunder. For this purpose, the PEP Guarantee under Section 5.2 is adjusted for in-service distributions and prior distributions in the same manner as benefits are adjusted under the Salaried Plan, but by taking into account benefits under this Plan and any specified plans.

(b) Adjustment for Increased Pension Under Other Plans: If the benefit paid under a specified plan on behalf of a Participant is increased after PEP benefits on his behalf have been determined (whether the increase is by order of a court, by agreement of the plan administrator of the specified plan, or otherwise), the PEP benefit for the Participant shall be recalculated. If the recalculation identifies an overpayment hereunder, the Plan Administrator shall take such steps as it deems advisable to recover the overpayment. It is specifically intended that there shall be no duplication of payments under this Plan and any specified plans.

5.5 Excludable Employment: Effective for periods of employment on or after June 30, 1997, an executive classified as level 22 or above (or the equivalent) whose employment by an Employer is for a limited duration assignment shall not become entitled to a benefit or to any increase in benefits in connection with such employment. In addition, in the case of agreements entered into after January 1, 2009, an executive who has signed a written agreement with the Company pursuant to which the individual either (i) waives eligibility under the Plan (even if the individual otherwise meets the definition of Employee under the Plan), or (ii) agrees not to participate in the Plan, shall not thereafter becomes entitled to a benefit or to any increase in benefits in connection with such employment (whichever applies). Written agreements may be entered into either before or after the executive becomes eligible for or begins participation in the Plan, and such written agreement may take any form that is deemed effective by the Company. All written agreements under this section 5.5 shall be irrevocable by the individual once executed.

ARTICLE VI.

Distribution Options

The terms of this Article govern (i) the distribution of benefits to a Participant who becomes entitled to a Pre-409A Pension, and (ii) the continuation of benefits (if any) to such Participant’s beneficiary following the Participant’s death. Other than as set forth in section 4.9 (cashout distributions), a Pre-Retirement Spouse’s Pension derived from the Pre-409A Program shall be payable as an Annuity for the life of the Eligible Spouse (except as provided in Article VI of the Salaried Plan). The distribution of a 409A Pension is governed by the terms of the 409A Program.

6.1 Form and Timing of Distributions: This section shall govern the form and timing of distributions of Pre-409A Pensions that begin on or after March 1, 1992. Plan distributions that begin before that date shall be governed by the prior terms of the Plan. The provisions of this Section 6.1 are in all cases subject to the cashout rules set forth in Section 4.9.

(a) No Advance Election: This subsection shall apply to a Participant: (i) who does not have an Advance Election in effect as of the close of business on the day before his Retirement Date, or (ii) who terminates employment prior to Retirement. Subject to the next sentence, a Participant described in this subsection shall be paid his PEP Pension in the same form and at the same time as he is paid his Pension under the Salaried Plan. If a Participant’s Salaried Plan Annuity Starting Date occurs while he is still an employee of the PepsiCo Organization (because of the time of payment provisions in Code section 401(a)(9)), payment under the Plan shall not begin until the first of the month next following the Participant’s Severance from Service Date. In this instance, the form of payment under this Plan shall remain that applicable under the Salaried Plan. If the Participant will be paid his pension under the Salaried Plan in a form of payment that is not available to the Participant under this Pre-409A Program (e.g., because the Participant attains Retirement status under the Salaried Plan but does not attain Retirement status under this Pre-409A Program, based on applying the terms of the Salaried Plan in effect on December 31, 2004), the principles of subsection (b)(2) below will govern the determination of the Participant’s form of payment.

(b) Advance Election in Effect: This subsection shall apply to a Participant who has an Advance Election in effect as of the close of business on the day before his Retirement Date. To be in effect, an Advance Election must meet the advance receipt and other requirements of Section 6.3(b).

(1) Lump Sum Election: If a Participant covered by this subsection has an Advance Election to receive a Single Lump Sum in effect as of the close of business on the day before his Retirement Date, the Participant’s Pre-409A Retirement Pension under the Plan shall be paid as a Single Lump Sum as of the first of the month coincident with or next following his Retirement Date.

(2) Annuity Election: If a Participant covered by this subsection has an Advance Election to receive an Annuity in effect as of the close of business on the day before his Retirement Date, the Participant’s Pre-409A Retirement Pension under the Plan shall be paid in an Annuity beginning on the first of the month coincident with or next following his Retirement Date. The following provisions of this paragraph govern the form of Annuity payable in the case of a Participant described in this paragraph.

(i) Salaried Plan Election: A Participant who has a qualifying Salaried Plan election shall receive his distribution in the same form of Annuity the Participant selected in such qualifying Salaried Plan election. For this purpose, a “qualifying Salaried Plan election” is a written election of a form of payment by the Participant that: (A) is currently in effect under the Salaried Plan as of the close of business on the day before the Participant’s Retirement Date, and (B) specifies an Annuity as the form of payment for all or part of the Participant’s Retirement Pension under the Salaried Plan. For purposes of the preceding sentence, a Participant who elects a combination lump sum and Annuity under the Salaried Plan is considered to have specified an Annuity for part of his Salaried Plan Pension.

(ii) PEP Election: A Participant who is not covered by subparagraph (i) and who has a PEP Election in effect as of the close of business on the day before his Retirement Date shall receive his distribution in the form of Annuity the Participant selects in such PEP Election.

(iii) No PEP Election: A Participant who is not covered by subparagraph (i) or (ii) above shall receive his distribution in the form of a Qualified Joint and Survivor Annuity if he is married, or in the form of a Single Life Annuity if he is not married. For purposes of this subparagraph (iii), a Participant shall be considered married if he is married on the day before his Retirement Date.

6.2 Available Forms of Payment: The forms of payment set forth in subsections (a) and (b) may be provided to any Participant who is entitled to a Pre-409A Retirement Pension. The forms of payment for other Participants are set forth in subsection (c) below. The provisions of this section are effective for Annuity Starting Dates after 1989 and earlier distributions shall be governed by prior terms of the Plan.

(a) Basic Forms of Payment: A Participant’s Pre-409A Retirement Pension shall be distributed in one of the forms of payment listed in this subsection. The particular form of payment applicable to a Participant shall be determined in accordance with Section 6.1. Payments shall commence on the date specified in Section 6.1 and shall end on the date specified in this subsection.

(1) Single Life Annuity Option: A Participant may receive his Pre-409A Pension in the form of a Single Life Annuity, which provides monthly payments ending with the last payment due prior to his death.

(2) Survivor Options: A Participant may receive his Pre-409A Pension in accordance with one of the following survivor options:

(i) 100 Percent Survivor Option: The Participant shall receive a reduced Pre-409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the same reduced amount shall continue after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.

(ii) 75 Percent Survivor Option: The Participant shall receive a reduced Pre-409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 75 percent of such reduced Pre-409A Pension shall be continued after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.

(iii) 50 Percent Survivor Option: The Participant shall receive a reduced Pre-409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 50 percent of such reduced Pre-409A Pension shall be continued after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death. A 50 percent survivor option under this paragraph shall be a Qualified Joint and Survivor Annuity if the Participant’s beneficiary is his Eligible Spouse.

(iv) Ten Years Certain and Life Option: The Participant shall receive a reduced Pre-409A Pension which shall be payable monthly for his lifetime but for not less than 120 months. If the retired Participant dies before 120 payments have been made, the monthly Pension amount shall be paid for the remainder of the 120 month period to the Participant’s primary beneficiary (or if the primary beneficiary has predeceased the Participant, the Participant’s contingent beneficiary).

(3) Single Lump Sum Payment Option: A Participant may receive payment of his Pre-409A Pension in the form of a Single Lump Sum payment.

(4) Combination Lump Sum/Monthly Benefit Option: A Participant who does not have an Advance Election in effect may receive a portion of his Pre-409A Pension in the form of a lump sum payment, and the remaining portion in the form of one of the monthly benefits described in paragraphs (1) and (2) above. The Pre-409A Pension is divided between the two forms of payment based on the whole number percentages designated by the Participant on a form provided for this purpose by the Plan Administrator. For the election to be effective, the sum of the two percentages designated by the Participant must equal 100 percent.

(i) The amount of the Pre-409A Pension paid in the form of a lump sum is determined by multiplying: (A) the amount that would be payable to the Participant as a Single Lump Sum payment if the Participant’s entire benefit were payable in that form, by (B) the percentage that the Participant has designated for receipt in the form of a lump sum.

(ii) The amount of the Pre-409A Pension paid in the form of a monthly benefit is determined by multiplying: (A) the amount of the monthly benefit elected by the Participant, determined in accordance with paragraph (1) or (2) above (whichever applies), by (B) the percentage that the Participant has designated for receipt in the form of a monthly benefit.

(b) Inflation Protection: The following levels of inflation protection may be provided to any Participant who is entitled to a Pre-409A Retirement Pension (except to the extent such Pre-409A Pension is paid as a lump sum).

(1) 5 Percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 5 percent. The amount of the increase shall be the difference between inflation in the prior year and 5 percent.

(2) 7 Percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 7 percent. The amount of the increase shall be the difference between inflation in the prior year and 7 percent.

Benefits shall be subject to increase in accordance with this subsection each January 1, beginning with the second January 1 following the Participant’s Annuity Starting Date. The amount of inflation in the prior year shall be determined based on inflation in the 12-month period ending on September 30 of such year, with inflation measured in the same manner as applies on the Effective Date for adjusting Social Security benefits for changes in the cost of living. Inflation protection that is in effect shall carry over to any survivor benefit payable on behalf of a Participant, and shall increase the otherwise applicable survivor benefit as provided above. Any election by a Participant to receive inflation protection shall be irrevocable by such Participant or his surviving beneficiary.

(c) Available Options for Vested Benefits: The forms of payment available for a Participant with a Pre-409A Vested Pension are a Qualified Joint and Survivor Annuity or a 75 Percent Survivor Annuity for married Participants, and a Single Life Annuity for both married and unmarried Participants. The applicable form of payment shall be determined in accordance with Section 6.1(a).

6.3 Procedures for Elections: This section sets forth the procedures for making Advance Elections and PEP Elections.

(a) In General: To qualify as an Advance Election or PEP Election for purposes of Section 6.1, an election must be made in writing, on the form designated by the Plan Administrator, and must be signed by the Participant. These requirements also apply to any revocations of such elections. Spousal consent is not required for any election (or revocation of election) under the Plan.

(b) Advance Election: To qualify as an Advance Election, an election must be made on or after July 15, 1993 and meet the following requirements.

(1) Election: The Participant shall designate on the Advance Election form whether the Participant elects to take his Pre-409A Pension in the form of an Annuity or a Single Lump Sum.

(2) Receipt by Plan Administrator: The Advance Election must be received by the Plan Administrator before the start of the calendar year containing the Participant’s Retirement Date, and at least 6 months before that Retirement Date. An election that meets the foregoing requirements shall remain effective until it is changed or revoked.

(3) Change or Revocation of Election: A Plan Participant may change an Advance Election by filing a new Election that meets the foregoing requirements. A Plan Participant may revoke an Advance Election only by filing a revocation that is received by the Plan Administrator before the start of the calendar year containing the Plan Participant’s Retirement Date, and at least 6 months before that Retirement Date.

Any Advance Election by a Participant shall be void if the Participant is not entitled to a Pre-409A Retirement Pension.

(c) PEP Election: A PEP Election may only be made by a Participant who has an Advance Election to receive an Annuity in effect at the time his PEP Election is received by the Plan Administrator. In determining whether an Advance Election is in effect for this purpose, the advance receipt requirement of subsection (b)(2) shall be considered met if it will be met by the Participant’s proposed Retirement Date.

(1) Election: The Participant shall designate on the PEP Election form the Annuity form of benefit the Participant selects from those described in Section 6.2, including the Participant’s choice of inflation protection, subject to the provisions of this Article VI. The forms of payment described in Section 6.2(a)(3) and (4) are not available pursuant to a PEP Election.

(2) Receipt by the Plan Administrator: The PEP Election must be received by the Plan Administrator no earlier than 180 days (90 days prior to January 1, 2007) before the Participant’s Retirement Date, and no later than the close of business on the day before the Participant’s Retirement Date. The Participant shall furnish proof of the age of his beneficiary (including his Eligible Spouse if applicable), to the Plan Administrator by the day before the Participant’s Retirement Date, for any form of payment which is subject to reduction in accordance with subsection 6.2(c) above.

A Participant may change his PEP Election by filing a new Election with the Plan Administrator that meets the foregoing requirements. The Participant’s PEP Election shall become effective at the close of business on the day before the Participant’s Retirement Date. Any PEP Election by a Participant shall be void if the Participant does not have an Advance Election in effect at such time.

(d) Elections Rules for Annuity Starting Dates: When amounts become payable to a Participant in accordance with Article IV, they shall be payable as of the Participant’s Annuity Starting Date and the election procedures (in this section and Sections 6.1 and 6.5) shall apply to all of the Participant’s unpaid accruals under this Pre-409A Program as of such Annuity Starting Date, with the following exception. In the case of a Participant who is rehired after his initial Annuity Starting Date and who (i) is currently receiving an Annuity that remained in pay status upon rehire, or (ii) was previously paid a lump sum distribution (other than a cashout distribution described in Section 4.9(a)), the Participant’s subsequent Annuity Starting Date (as a result of his termination of reemployment), and the election procedures at such subsequent Annuity Starting Date, shall apply only to the portion of his benefit that accrues after his rehire. Any prior accruals that remain to be paid as of the Participant’s subsequent Annuity Starting Date shall continue to be payable in accordance with the elections made at his initial Annuity Starting Date under this Pre-409A Program.

For purposes of this section, an election shall be treated as received on a particular day if it is: (A) postmarked that day, or (B) actually received by the Plan Administrator on that day. Delivery under clause (B) must be made by the close of business, which time is to be determined by the Plan Administrator.

6.4 Special Rules for Survivor Options:

(a) Effect of Certain Deaths: If a Participant makes a PEP Election for a form of payment described in Section 6.2(a)(2) and the Participant or his beneficiary (beneficiaries in the case of Section 6.2(a)(2)(iv)) dies before the PEP Election becomes effective, the election shall be disregarded. If the Participant dies after such PEP Election becomes effective but before his Pre-409A Retirement Pension actually commences, the election shall be given effect and the amount payable to his surviving Eligible Spouse or other beneficiary shall commence on the first day of the month following his death (any back payments due the Participant shall be payable to his estate). In the case of a Participant who has elected the form of payment described in Section 6.2(a)(2)(iv), if such Participant dies: (i) after the PEP Election has become effective, (ii) without a surviving primary or contingent beneficiary, and (iii) before receiving 120 payments under the form of payment, then the remaining payments due under such form of payment shall be paid to the Participant’s estate. If payments have commenced under such form of payment to a Participant’s primary or contingent beneficiary and such beneficiary dies before payments are completed, then the remaining payments due under such form of payment shall be paid to such beneficiary’s estate.

(b) Nonspouse Beneficiaries: If a Participant’s beneficiary is not his Eligible Spouse, he may not elect:

(i) The 100 percent survivor option described in Section 6.2(a)(2)(i) if his nonspouse beneficiary is more than 10 years younger than he is, or

(ii) The 75 percent survivor option described in Section 6.2(a)(2)(ii) if his nonspouse beneficiary is more than 19 years younger than he is.

6.5 Designation of Beneficiary: A Participant who has elected to receive all or part of his pension in a form of payment that includes a survivor option shall designate a beneficiary who will be entitled to any amounts payable on his death. Such designation shall be made on a PEP Election Form or an approved election form filed under the Salaried Plan, whichever is applicable. In the case of the survivor option described in Section 6.2(a)(2)(iv), the Participant shall be entitled to name both a primary beneficiary and a contingent beneficiary. A Participant (whether active or former) shall have the right to change or revoke his beneficiary designation at any time prior to when his election is finally effective. The designation of any beneficiary, and any change or revocation thereof, shall be made in accordance with rules adopted by the Plan Administrator. A beneficiary designation shall not be effective unless and until filed with the Plan Administrator. If no beneficiary is properly designated, then a Participant’s election of a survivor’s option described in Section 6.2(a)(2) shall not be given effect. A Participant entitled to a Pre-409A Vested Pension does not have the right or ability to name a beneficiary; if the Participant is permitted under Section 6.2 to elect an optional form of payment, then his beneficiary shall be his Eligible Spouse on his Annuity Starting Date.

6.6 Payment of FICA and Related Income Taxes: As provided in section 6.7 of the Plan Document for the Section 409A Program, a portion of a Participant’s 409A Pension,

if any, shall be paid as a single lump sum and remitted directly to the Internal Revenue Service (“IRS”) or other applicable tax authority in satisfaction of the Participant’s FICA Amount and the related withholding of income tax at source on wages (imposed under Code Section 3401 or the corresponding withholding provisions of the applicable state, local or foreign tax laws as a result of the payment of the FICA Amount) and the additional withholding of income tax at source on wages that is attributable to the pyramiding of wages and taxes (all such amounts due are referred to collectively as “Employment Taxes”). To the extent that a Participant’s 409A Pension, if any, is insufficient to pay the Employment Taxes when due (including if the Participant’s 409A Pension has not commenced at the time the Employment Taxes are due), a portion of the Participant’s Pre-409A Pension, if any, shall be paid as a single lump sum and remitted directly to the applicable tax authority in satisfaction of any amounts necessary to satisfy fully the Employment Taxes.

ARTICLE VII.

Administration

7.1 Authority to Administer Plan: The Plan shall be administered by the Plan Administrator, which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate. The Plan Administrator shall maintain Plan records and make benefit calculations, and may rely upon information furnished it by the Participant in writing, including the Participant’s current mailing address, age and marital status. The Plan Administrator’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Company, in its capacity as Plan Administrator or in any other capacity, shall not be a fiduciary of the Plan and any restrictions that apply to a party in interest under section 406 of ERISA shall not apply to the Company or otherwise under the Plan.

7.2 Facility of Payment: Whenever, in the Plan Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may make payments to such person or to the legal representative of such person for his benefit, or the Plan Administrator may apply the payment for the benefit of such person in such manner as it considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

7.3 Claims Procedure: The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive. As a result, benefits under this Plan will be paid only if the Plan

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Administrator decides in its discretion that the person claiming such benefits is entitled to them. This discretionary authority is intended to be absolute, and in any case where the extent of this discretion is in question, the Plan Administrator is to be accorded the maximum discretion possible. Any exercise of this discretionary authority shall be reviewed by a court, arbitrator or other tribunal under the arbitrary and capricious standard (i.e., the abuse of discretion standard). If, pursuant to this discretionary authority, an assertion of any right to a benefit by or on behalf of a Participant or beneficiary (a “claimant”) is wholly or partially denied, the Plan Administrator, or a party designated by the Plan Administrator, will provide such claimant within the 90-day period following the receipt of the claim by the Plan Administrator, a comprehensible written notice setting forth:

(a) The specific reason or reasons for such denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary; and

(d) A description of the Plan’s claim review procedure (including the time limits applicable to such process and a statement of the claimant’s right to bring a civil action under ERISA following a further denial on review).

If the Plan Administrator determines that special circumstances required an extension of time for processing the claim it may extend the response period from 90 to 180 days. If this occurs, the Plan Administrator will notify the claimant before the end of the initial 90-day period, indicating the special circumstances requiring the extension and the date by which the Plan Committee

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expects to make the final decision. The claim review procedure is available upon written request by the claimant to the Plan Administrator, or the designated party, within 60 days after receipt by the claimant of written notice of the denial of the claim. Upon review, the Plan Administrator shall provide the claimant a full and fair review of the claim, including the opportunity to submit to the Plan Administrator comments, documents, records and other information relevant to the claim and the Plan Administrator’s review shall take into account such comments, documents, records and information regardless of whether it was submitted or considered at the initial determination. The decision on review will be made within 60 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 60 days. If this occurs, notice of the extension will be furnished to the claimant before the end of the initial 60-day period, indicating the special circumstances requiring the extension and the date by which the Plan Administrator expects to make the final decisions. The final decision shall be in writing and drafted in a manner calculated to be understood by the claimant; include specific reasons for the decision with references to the specific Plan provisions on which the decision is based; and provide that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim for benefits..

Any claim under the Plan that is reviewed by a court shall be reviewed solely on the basis of the record before the Plan Administrator at the time it made its determination. In addition, any such review shall be conditioned on the claimant’s having fully exhausted all rights under this section. Any notice or other notification that is required to be sent to a claimant under this section may be sent pursuant to any method approved under Department of Labor Regulation Section 2520.104b-1 or other applicable guidance.

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7.4 Effect of Specific References: Specific references in the Plan to the Plan Administrator’s discretion shall create no inference that the Plan Administrator’s discretion in any other respect, or in connection with any other provision, is less complete or broad.

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ARTICLE VIII.

Miscellaneous

8.1 No guarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

8.2 Nonalienation of Benefits: Benefits payable under the Plan or the right to receive future benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, including any assignment or alienation in connection with a divorce, separation, child support or similar arrangement, shall be null and void and not binding on the Company. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

8.3 Unfunded Plan: The Company’s obligations under the Plan shall not be funded, but shall constitute liabilities by the Company payable when due out of the Company’s general funds. To the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the rights of any unsecured general creditor of the Company.

8.4 Action by the Company: Any action by the Company under this Plan may be made by the Board of Directors of the Company or by the Compensation Committee of the Board of Directors, with a report of any actions taken by it to the Board of Directors. In addition, such action may be made by any other person or persons duly authorized by resolution of said Board to take such action.

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8.5 Indemnification: Unless the Board of Directors of the Company shall determine otherwise, the Company shall indemnify, to the full extent permitted by law, any employee acting in good faith within the scope of his employment in carrying out the administration of the Plan.

8.6 Code Section 409A: At all times, this Plan shall be operated to preserve the status of benefits under this Pre-409A Program as being exempt from Section 409A, i.e., to preserve the grandfathered status of this Pre-409A Program. In all cases, the provision of the prior sentence shall apply notwithstanding any contrary provision of the Plan. Accordingly, in determining rights and benefits under this Pre-409A Program, changes in the Salaried Plan that are effective after December 31, 2004 shall be disregarded to the extent necessary to avoid a modification of this Pre-409A Program that would constitute a material modification for purposes of Section 409A.

8.7 Authorized Transfers: If a Participant transfers to an entity that is not part of the PepsiCo Organization, the liability for any benefits accrued while the Participant was employed by the PepsiCo Organization shall remain with the Company.

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ARTICLE IX.

Amendment and Termination

This Article governs the Company’s right to amend and or terminate the Plan. The Company’s amendment and termination powers under this Article shall be subject, in all cases, to the restrictions on amendment and termination in Section 409A and shall be exercised in accordance with such restrictions to ensure continued exemption from Section 409A in accordance with Section 8.6.

9.1 Continuation of the Plan: While the Company and the Employers intend to continue the Plan indefinitely, they assume no contractual obligation as to its continuance. In accordance with Section 8.4, the Company hereby reserves the right, in its sole discretion, to amend, terminate, or partially terminate the Plan at any time provided, however, that no such amendment or termination shall adversely affect the amount of benefit to which a Participant or his beneficiary is entitled under Article IV on the date of such amendment or termination, unless the Participant becomes entitled to an amount equal to such benefit under another plan or practice adopted by the Company (except as necessary to preserve the exemption from Section 409A of this Pre-409A Program). Specific forms of payment are not protected under the preceding sentence.

9.2 Amendments: The Company may, in its sole discretion, make any amendment or amendments to this Plan from time to time, with or without retroactive effect, including any amendment or amendments to eliminate available distribution options under Article VI hereof at any time before the earlier of the Participant’s Annuity Starting Date under this Plan or under the Salaried Plan; provided, however, that no amendment of the Plan shall be effective to the extent that the amendment would be considered a “material modification” (as that

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term is defined in Section 409A) of the Pre-409A Program and would, as a result, cause the Pre-409A Program to be subject to Section 409A. An Employer (other than the Company) shall not have the right to amend the Plan.

9.3 Termination: The Company may terminate the Plan, either as to its participation or as to the participation of one or more Employers. If the Plan is terminated with respect to fewer than all of the Employers, the Plan shall continue in effect for the benefit of the Employees of the remaining Employers.

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ARTICLE X.

ERISA Plan Structure

This Plan document in conjunction with the plan document(s) for the 409A Program encompasses three separate plans within the meaning of ERISA, as are set forth in subsections (a), (b) and (c). This division into separate plans shall be effective as of July 1, 1996; previously the plans set forth in subsections (b) and (c) were a single plan within the meaning of ERISA.

(a) Excess Benefit Plan: An excess benefit plan within the meaning of section 3(36) of ERISA, maintained solely for the purpose of providing benefits for Salaried Plan participants in excess of the limitations on benefits imposed by section 415 of the Code.

(b) Excess Compensation High Hat Plan: A plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 401(a)(1) of ERISA. The plan provides benefits for Salaried Plan participants in excess of the limitations imposed by section 401(a)(17) of the Code on benefits under the Salaried Plan (after taking into account any benefits under the excess benefit plan). For ERISA reporting purposes, this portion of PEP may be referred to as the PepsiCo Pension Equalization Plan I.

(c) Preservation Top Hat Plan: A plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 401(a)(1) of ERISA. The plan provides grandfather benefits to those Salaried Plan

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participants described in section 5.2(a) hereof, by preserving for them the pre-1989 level of benefit accrual that was in effect before the Salaried Plan’s amendment effective January 1, 1989 (after taking into account any benefits under the Excess Benefit Plan and Excess Compensation Top Hat Plan). For ERISA reporting purposes, this portion of PEP shall be referred to as the PepsiCo Pension Equalization Plan II.

Benefits under this Plan shall be allocated first to the Excess Benefit Plan, to the extent of benefits paid for the purpose indicated in (a) above; then any remaining benefits shall be allocated to the Excess Compensation Top Hat Plan, to the extent of benefits paid for the purpose indicated in (b) above; then any remaining benefits shall be allocated to the Preservation Top Hat Plan. These three plans are severable for any and all purposes as directed by the Company.

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ARTICLE XI.

Applicable Law

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the provisions of ERISA. In the event ERISA is not applicable or does not preempt state law, the laws of the state of New York shall govern.

If any provision of this Plan is, or is hereafter declared to be, void, voidable, invalid or otherwise unlawful, the remainder of the Plan shall not be affected thereby.

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ARTICLE XII.

SIGNATURE

The above restated Plan is hereby adopted and approved, to be effective as of January 1, 2005, this 28th day of April, 2009.

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
SVP, Chief Personnel Officer

APPROVED

By:	/s/ Christopher Bellanca
Law Department

By:	/s/ Maryanne Bifulco
Tax Department

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APPENDIX

Foreword

This Appendix sets forth additional provisions applicable to individuals specified in the Articles of this Appendix. In any case where there is a conflict between the Appendix and the main text of the Plan, the Appendix shall govern.

ARTICLE A

Accruals for 1993 and 1994

This Article A of the Appendix shall be effective on the date the Plan is adopted.

A.1 Accruals for 1993 and 1994: This section shall apply to any individual: (i) who is a Salaried Plan Participant and employed by the PepsiCo Organization on December 31, 1993, (ii) whose Salaried Plan Pension is vested during 1993 (or would become vested in 1994 if his Service included the assumed period of continued service specified in (a)(1) below), and (iii) whose minimum 1993 Pension in subsection (a) below is not derived solely from that portion of the Plan described in (c) of Article X. In determining the amount of the 1993 and 1994 Pension amounts for any such individual, the provisions set forth in subsections (a) and (b) below shall apply.

(a) Minimum 1993 Pension: Any individual who is covered by this section shall accrue a minimum 1993 Pension as of December 31, 1993. In determining the amount of such individual’s minimum 1993 Pension, the following shall apply.

(1) An individual’s Service and Credited Service as of the end of 1993 shall be assumed to equal the respective Service and Credited Service he would have if his Service continued through December 31, 1994. Notwithstanding the preceding sentence, the assumed period of continued Service shall be less to the extent the Corporation’s human resource records on December 31, 1993 reflect a scheduled termination date in 1994 for such individual. In this case, the individual’s assumed period of continued service shall be the portion of 1994 that ends with such scheduled termination date.

(2) An individual’s Highest Average Monthly Earnings as of the end of 1993 shall be adjusted by the actuary’s salary scale assumption which is used under the Salaried Plan, so that they equal the amount such scale projects for the individual as of the end of 1994. Notwithstanding the preceding sentence, the following special rules shall apply.

(i) A higher salary scale assumption shall be used for anyone whose projected 1994 earnings as reflected on the “Special PEP Salary Scale” of the PepsiCo Benefits Department on December 31, 1993 are higher than would be assumed under the first sentence of this paragraph. In this case, the individual’s 1993 earnings shall be adjusted using such higher salary scale.

(ii) In the case of an individual whose assumed period of service under paragraph (1) above is less than all of 1994, the salary adjustment under the preceding provisions of this paragraph shall be reduced to the amount that would apply if the individual had no earnings after his scheduled termination date.

(3) An individual’s attained age as of the end of 1993 shall be assumed to be the age he would have at the end of the assumed period of continued service applicable under paragraph (1) above.

Any individual who is covered by this section, and who is not otherwise vested as of December 31, 1993, shall be vested as of such date in both his Pension (determined without regard to this subsection) and his minimum 1993 Pension. For purposes of this subsection, Code section 401(a)(17) shall be applied in 1993 by giving effect to the amendments to such Code section made by the Omnibus Budget Reconciliation Amendments of 1993.

(b) Determination of 1994 Accrual: If a participant in the Salaried Plan accrues a minimum 1993 Pension under subsection (a) above, the amount of any PEP Pension for 1994 that accrues shall be only the amount by which the PEP Pension that would otherwise accrue for 1994 exceeds his minimum 1993 Pension under subsection (a).

ARTICLE B

Plan Document Applicable to Pre-2005 Participants

B.1 Scope: This Article supplements the main portion of the Plan document with respect to the rights and benefits of Pre-2005 Participants.

B.2 Definitions: Words or phrases appearing in this Article with initial capitals shall have the meaning set forth in the main body of the Plan.

B.3 Applicability of Plan Document: Except as set forth in subsection B.4 below, the provisions of the Plan shall apply in all respects to Pre-2005 Participants.

B.4 Determination of Pre-2005 Participant Benefit: If a Pension becomes payable to or on behalf of a Pre-2005 Participant, the following Sections 5.1, 5.2 and 5.3 contained in this Section B.4 shall replace Sections 5.1, 5.2 and 5.3 of the main Plan document, and the amount of the Pre-2005 Participant’s Pension shall be determined under Section 5.1, 5.2 or 5.3 below (whichever is applicable), subject to any adjustments required under Sections 4.6(b), 5.4 and 5.5 of the main Plan document:

“5.1 PEP Pension:

(a) Same Form as Salaried Plan: If a Pre-2005 Participant’s Pension will be paid in the same form and will commence as of the same time as his pension under the Salaried Plan, then his Pension hereunder shall be the difference between:

(1) His Total Pension expressed in such form and payable as of such time, minus

(2) His Salaried Plan Pension expressed in such form and payable as of such time.

(b) Different Form than Salaried Plan: If a Pre-2005 Participant’s Pension will be paid in a different form (whether in whole or in part) or will commence as of a different time than his pension under the Salaried Plan, his Pension shall be the product of:

(1) The amount of the Pre-2005 Participant’s Total Pension expressed in the form and payable as of such time as applies to his Pension under this Plan, multiplied by

(2) A fraction, the numerator of which is the value of his Total Pension reduced by the value of his Salaried Plan Pension, and the denominator of which is the value of his Total Pension (with value determined on a reasonable and consistent basis, in the discretion of the Plan Administrator, with respect to similarly situated employees).

(c) Definitions: The following definitions apply for purposes of this section.

(1) A Pre-2005 Participant’s “Total Pension” means the greater of:

(i) The amount of the Pre-2005 Participant’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of the Salaried Plan; or

(ii) The amount (if any) of the Pre-2005 Participant’s PEP Guarantee determined under Section 5.2.

In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific form and time of payment that is applicable. If the applicable form of payment is a lump sum, the Actuarial Equivalent factors in Section 2.1(b)(2) shall apply for purposes of subparagraph (i) in lieu of those in the Salaried Plan.

(2) A Pre-2005 Participant’s “Salaried Plan Pension” means the amount of the Pre-2005 Participant’s pension determined under the terms of the Salaried Plan.

5.2 PEP Guarantee: A Pre-2005 Participant who is eligible under subsection (a) below shall be entitled to a PEP Guarantee benefit determined under subsection (b) below. In the case of other Pre-2005 Participants, the PEP Guarantee shall not apply.

(a) Eligibility: A Pre-2005 Participant shall be covered by this section if the Pre-2005 Participant has 1988 pensionable earnings from an Employer of at least $75,000. For purposes of this section, “1988 pensionable earnings” means the Pre-2005 Participant’s remuneration for the 1988 calendar year, within the meaning of the Salaried Plan as in effect in 1988. “1988 pensionable earnings” does not include remuneration from an entity attributable to any period when that entity was not an Employer.

(b) PEP Guarantee Formula: The amount of a Pre-2005 Participant’s PEP Guarantee shall be determined under the applicable formula in paragraph (1), subject to the special rules in paragraph (2).

(1) Formulas: The amount of a Pre-2005 Participant’s Pension under this paragraph shall be determined in accordance with subparagraph (i) below. However, if the Pre-2005 Participant was actively employed by the PepsiCo Organization in a classification eligible for the Salaried Plan prior to July 1, 1975, the amount of his Pension under this paragraph shall be the greater of the amounts determined under subparagraphs (i) and (ii), provided that subparagraph (ii)(B) shall not apply in determining the amount of a Vested Pension.

(i) Formula A: The Pension amount under this subparagraph shall be:

(A) 3 percent of the Pre-2005 Participant’s Highest Average Monthly Earnings for the first 10 years of Credited Service, plus

(B) 1 percent of the Pre-2005 Participant’s Highest Average Monthly Earnings for each year of Credited Service in excess of 10 years, less

(C) 1-2/3 percent of the Pre-2005 Participant’s Primary Social Security Amount multiplied by years of Credited Service not in excess of 30 years.

In determining the amount of a Vested Pension under this Formula A, the Pension shall first be calculated on the basis of (I) the Credited Service the Pre-2005 Participant would have earned had he remained in the employ of the Employer until his Normal Retirement Age, and (II) his Highest Average Monthly Earnings and Primary Social Security Amount at his Severance from Service Date, and then shall be reduced by multiplying the resulting amount by a fraction, the numerator of which is the Pre-2005 Participant’s actual years of Credited Service on his Severance from Service Date and the denominator of which is the years of Credited Service he would have earned had he remained in the employ of an Employer until his Normal Retirement Age.

(ii) Formula B: The Pension amount under this subparagraph shall be the greater of (A) or (B) below:

(A) 1-1/2 percent of Highest Average Monthly Earnings times the number of years of Credited Service, less 50 percent of the Pre-2005 Participant’s Primary Social Security Amount, or

(B) 3 percent of Highest Average Monthly Earnings times the number of years of Credited Service up to 15 years, less 50 percent of the Pre-2005 Participant’s Primary Social Security Amount.

In determining the amount of a Disability Pension under Formula A or B above, the Pension shall be calculated on the basis of the Pre-2005 Participant’s Credited Service (determined in accordance with Section 3.3(d)(3) of the Salaried Plan), and his Highest Average Monthly Earnings and Primary Social Security Amount at the date of disability.

(2) Calculation: The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:

(i) Surviving Eligible Spouse’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Pre-2005 Participant has an Eligible Spouse, the Pre-2005 Participant’s Eligible Spouse shall be entitled to receive a survivor annuity equal to 50 percent of the Pre-2005 Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Pre-2005 Participant. Annuity payments to a surviving Eligible Spouse shall begin on the first day of the month coincident with or following the Pre-2005 Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s death. If the Eligible Spouse is more than 10 years younger than the Pre-2005 Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.

(A) For each full year more than 10 but less than 21 that the surviving Eligible Spouse is younger than the Pre-2005 Participant, the survivor benefit payable to such spouse shall be reduced by 0.8 percent.

(B) For each full year more than 20 that the surviving Eligible Spouse is younger than the Pre-2005 Participant, the survivor benefit payable to such spouse shall be reduced by an additional 0.4 percent.

(ii) Reductions: The following reductions shall apply in determining a Pre-2005 Participant’s PEP Guarantee.

(A) If the Pre-2005 Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Pre-2005 Participant would attain his Normal Retirement Date.

(B) If the Pre-2005 Participant is entitled to a Vested Pension, the payment amount shall be reduced to the Actuarial Equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the Section 4.6(b) reductions for any Pre-Retirement Spouse’s coverage shall apply.

(C) This clause applies if the Pre-2005 Participant will receive his Pension in a form that provides an Eligible Spouse benefit, continuing for the life of the surviving spouse, that is greater than that provided under subparagraph (i). In this instance, the Pre-2005 Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Pre-2005 Participant’s behalf is the Actuarial Equivalent of the Pension otherwise payable under the foregoing provisions of this section.

(D) This clause applies if the Pre-2005 Participant will receive his Pension in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse. In this instance, the Pre-2005 Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Pre-2005 Participant’s behalf is the Actuarial Equivalent of a Single Life Annuity for the Pre-2005 Participant’s life.

(E) This clause applies if the Pre-2005 Participant will receive his Pension in a Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Pre-2005 Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Pre-2005 Participant’s behalf is the Actuarial Equivalent of the elected Annuity without such protection.

(iii) Lump Sum Conversion: The amount of the Retirement Pension determined under this section for a Pre-2005 Participant whose Retirement Pension will be distributed in the form of a lump sum shall be the Actuarial Equivalent of the Pre-2005 Participant’s PEP Guarantee determined under this section, taking into account the value of any survivor benefit under subparagraph (i) above and any early retirement reductions under subparagraph (ii)(A) above.

5.3 Amount of Pre-Retirement Spouse’s Pension: The monthly amount of the Pre-Retirement Spouse’s Pension payable to a surviving Eligible Spouse under Section 4.6 shall be determined under subsection (a) below.

(a) Calculation: An Eligible Spouse’s Pre-Retirement Spouse’s Pension shall be the difference between:

(1) The Eligible Spouse’s Total Pre-Retirement Spouse’s Pension, minus

(2) The Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension.

(b) Definitions: The following definitions apply for purposes of this section.

(1) An Eligible Spouse’s “Total Pre-Retirement Spouse’s Pension” means the greater of:

(i) The amount of the Eligible Spouse’s pre-retirement spouse’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of the Salaried Plan; or

(ii) The amount (if any) of the Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension determined under subsection (c).

In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific time of payment applicable to the Eligible Spouse.

(c) PEP Guarantee Pre-Retirement Spouse’s Pension: An Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to the PEP Guarantee (if any) that would have been available to the Pre-2005 Participant under Section 5.2.

(1) Normal Rule: The Pre-Retirement Spouse’s Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Pre-2005 Participant had:

(i) Separated from service on the date of death (or, if earlier, his actual Severance from Service Date);

(ii) Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre-Retirement Spouse’s Pension are to commence; and

(iii) Died on the day immediately following such commencement.

If payment of a Pre-Retirement Spouse’s Pension under this paragraph commences prior to the date which would have been the Pre-2005 Participant’s Normal Retirement Date, appropriate reductions for early commencement shall be applied to the Qualified Joint and Survivor Annuity upon which the Pre-Retirement Spouse’s Pension is based.

(2) Special Rule for Active and Disabled Employees Who Die Prior to June 1, 2009: Notwithstanding paragraph (1) above, the Pre-Retirement Spouse’s Pension paid on behalf of a Pre-2005 Participant described in Section 4.6(a) who dies prior to June 1, 2009 shall not be less than an amount equal to 25 percent of such Pre-2005 Participant’s PEP Guarantee determined under Section 5.2. For this purpose, Credited Service shall be determined as provided in Section 3.3(d)(2) of the Salaried Plan, and the deceased Pre-2005 Participant’s Highest Average Monthly Earnings, Primary Social Security Amount and Covered Compensation shall be determined as of his date of death. A Pre-Retirement Spouse’s Pension under this paragraph is not reduced for early commencement.”

ARTICLE PFS

PFS Special Early Retirement Benefit

PFS.1 Scope: This Article supplements the main portion of the Plan document with respect to the rights and benefits of Covered Employees on and after the Effective Date.

PFS.2 Definitions: This section provides definitions for the following words or phrases in boldface and underlined. Where they appear in this Article with initial capitals they shall have the meaning set forth below. Except as otherwise provided in this Article, all defined terms shall have the meaning given to them in Section 2.1 of the Plan.

(a) Article: This Article PFS of the Appendix to the Plan.

(b) Covered Employee: An Employee who does not meet the eligibility requirements for the Salaried Plan Early Retirement Benefit solely because he is a highly compensated employee within the meaning of Section PFS.11(c) of the Salaried Plan Appendix.

(c) Effective Date: The date the provisions of this Article are effective, which shall be July 11, 1997.

(d) Salaried Plan Special Early Retirement Benefit: The special early retirement benefit for certain PFS employees described in Section PFS.11 of the Salaried Plan Appendix.

(e) Severance Date: The involuntary termination of employment described in Section PFS.11(a) of the Salaried Plan Appendix that qualifies an Employee for status as a Covered Employee.

PFS-1

(f) PFS: PepsiCo Foods Systems, a division of PepsiCo, Inc. prior to the Effective Date.

PFS.3 Special Early Retirement Benefit: In addition to any benefits he would otherwise be entitled to under this Plan, a Covered Employee shall receive a single lump sum benefit as soon as administratively practical following his Severance Date. The amount of such lump sum shall be the excess of:

(a) The Actuarial Equivalent present value under Section 2.1(b)(2) of the Covered Employee’s Total Pension under this Plan, for this purpose treating the Covered Employee as eligible for the Salaried Plan Special Early Retirement Benefit, over

(b) The Actuarial Equivalent present value under Section 2.1(b)(2) of the Covered Employee’s Total Pension under this Plan determined without regard to this Appendix.

Such calculation shall be made as of the Covered Employee’s Severance Date. Except as specifically modified by this Article, the Early Retirement Pension provided by this section is subject to all the usual limitations and provisions set forth in the Plan.

PFS-2